UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2018

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

1136 Centre Street Unit 228 Thornhill, Ontario, Canada L4J 3M8
(Address of principal executive offices) (Zip Code)

(855) 561-4541
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.02 Termination of a Material Definitive Agreement

On June 12, 2017, Agora Holdings, Inc., a Utah corporation ("we" or the "Company"), entered into an Equity Purchase Agreement (the "Agreement") whereby the Company agreed to acquire all of the outstanding common shares of 9706801 Canada, Inc. d/b/a RiNet Telecom ("RiNet"), a company engaged in the deployment, modernization and maintenance of telecommunications networks (the "Acquisition").  RiNet is owned solely by Danail Terziev, a director of the Company and our controlling shareholder.  On June 12, 2017 (the "Closing Date"), the parties executed the Agreement for the Acquisition.  Upon the Closing Date, it was intended that the Company exhange the common shares of RiNet in exchange for 20,000,000 shares of the Company's restricted common stock.  The Acquisition was subject to customary closing conditions.

On January 22, 2018 the Company's board of directors and RiNet mutually agreed to terminate the June 12, 2017 Agreement and to rescind the aforementioned Acquisition.  The Company had not issued the 20,000,000 consideration shares as contemplated by the Agreement and the controlling shareholder of RiNet had not transferred ownership to the Company.

A copy of the Agreement to Rescind and Terminate is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Agreement to Rescind and Terminate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGORA HOLDINGS, INC.

Date: January 24, 2018	By:	/s/ Ruben Yakubov
Ruben Yakubov
President

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